SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2004

PACIFIC TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33487	33-0954381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26586 Guadiana Mission Viejo, California	92691
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (866) 571-6198

Former Name or Former Address, if Changed Since Last Report:

ITEM 5. OTHER MATERIAL IMPORTANT EVENTS AND REGULATION FD DISCLOSURE

On July 6, 2004, the Registrant entered into an amendment (the “Amendment”) to the Share Exchange Agreement, dated as of April 13, 2004, by and among the Registrant, Iempower, Inc. (“IEM”), a Delaware corporation doing business in the State of New York as MyRichUncle, and (iii) Vishal Garg, in his capacity as a stockholder of IEM and as representative of the other stockholders of IEM (in such capacity, the “Authorized Representative”). A copy of the Amendment is filed herewith.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

99.1	Amendment No. 1 to Share Exchange Agreement, dated July 6, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Technology, Inc. (Registrant)

Date: July 6, 2004	By:	/s/ Stanley McCrosky
Name: Stanley McCrosky
Title: Director